UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2022

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211
Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 402 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2022, America First Multifamily Investors, L.P. (the “Partnership”) issued, under its existing “shelf” registration statement on Form S-4, 1,000,000 Series A-1 Preferred Units representing limited partnership interests in the Partnership (the “Series A-1 Preferred Units”) to Banc of California, National Association (the “Investor”) in exchange for 1,000,000 outstanding Series A Preferred Units representing limited partnership interests in the Partnership (the “Series A Preferred Units”) held of record by the Investor. There were no net proceeds to the Partnership as a result of the exchange transaction, and there was no cash consideration paid by the Partnership to the Investor in connection with the transaction.

The exchange transaction was effected pursuant to an Exchange Agreement entered into between the Partnership and the Investor dated as of October 1, 2022 (the “Agreement”). Upon the issuance of the Series A-1 Preferred Units to the Investor in accordance with the Agreement, all of the Investor’s rights under the Series A Preferred Units previously held by the Investor were extinguished, and the Investor now holds all of the rights and preferences, and is subject to all of the obligations, limitations, and restrictions under the terms and conditions of the Series A-1 Preferred Units. The exchange transaction closed on October 1, 2022.

The Agreement contains customary representations and warranties made by the Partnership with respect to matters such as organization, good standing, and qualification, authorization, valid issuance of securities, no consents, waivers, or conflicts, absence of proceedings, and validity and enforcement. The Agreement also contains customary representations and warranties made by the Investor with respect to matters such as investor information, investment intent, liquidity, no governmental approvals, availability of information, independent evaluation of exchange, sophistication of investor, no public market for securities, organization and authority and investor status, tax consequences of investment, anti-money laundering provisions, and no resale registration rights. A copy of the Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 8.01 Other Events.

On October 3, 2022, the Partnership issued a press release announcing the closing of the transaction described in this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Date:	October 3, 2022	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury Title: Chief Financial Officer